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                                                             EXHIBIT (F); PAGE 1


                              STOCK RIGHT AGREEMENT

                                   NO. E-1005

         THIS STOCK RIGHT AGREEMENT (the "Agreement") is made and entered into as of July 29, 1992, by and between RANDALL P. FRANK ("Investor") and HOH WATER TECHNOLOGY CORPORATION, a California Corporation ("HOH"), with respect to the following factsd:

         A. HOH has entered into a Master Agreement dated July 29, 1992 and Amendments to such Master Agreement, with ELECTROPURE, INC., a California corporation ("Electropure").

         B. Investor is an investor in Electropure.

         C. The Master Agreement provides for HOH to enter into this Agreement with Investor.

         NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1. RIGHT TO PURCHASE SHARES. HOH hereby grants to Investor the right (the "Preferential Right") to purchase shares of HOH Common Stock or Preferred Stock (the "Shares") as set forth herein. Investor shall have the Preferential Right to purchase any Shares HOH offers to any bona fide third party for cash and/or cancellation of indebtedness, provided, however, Investor shall have the right and priority to purchase only that percentage of the Shares offered as his investment in Electropure bears to the total investments in Electropure by all other investors of Electropure who have entered into substantially similar Stock Right Agreements and desire to purchase Shares, unless cuh other Investor does not or cannot purchase his full allocated share of the Shares, in which case, the balance of the Shares not being purchased shall be allocated again based on the investments in Electropure. Notwithstanding the above, Investor shall not be able to purchase Shares under this Agreement with an aggregate Purchase Price (as defined in Section 2 hereof) of more than Twenty Five Thousand ($25,000.00) Dollars.

         2. PURCHASE PRICE. The total purchase price per Share shall be seventy-five percent (75%) of the price the third party investor has agreed in writing to purchase all the Shares for.

         3. MECHANICS. Before HOH can enter into a valid sale or transfer of any Shares which the Investor has a Preferential Right to purchase herein, HOH shall first offer such Shares to the Investor and the other investors in Electropure in the manner set forth below:

                  3.1. HOH shall deliver written notice to the Investor and the other investors in Electropure stating the name and address of each prospective bona fide third party purchasers, the bona fide price, terms and conditions of such proposed sale or transfer, and written evidence of the intentioned purchasers' agreement to purchase and ability to purchase such Shares.

                  3.2. Upon receipt of the notice from HOH, the Investor shall have the Preferential Right to purchase certain of the Shares specified in the notice by delivery to HOH, by certified or registered mail or by hand, a written offer to purchase a specific number of the Shares or the Investors'


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                                                             EXHIBIT (F); PAGE 2



percentage subject to the notice, upon the terms enclosed in HOH's notice (subject to the Purchase Price set forth in Section 2 hereof). Such offer must be delivered to HOH within fourteen (14) days after mailing or delivery of the notice to the Investor.

                  3.3. If the Investor and all other investors in Electropure fail to agree to purchase ALL Shares set forth in the HOH notice in accordance with the provisions of this Agreement and substantially similar Stock Right Agreements, HOH shall at the end of such fourteen (14) day period, inform Investor of the failure of Investor and the other investors in Electropure to agree to purchase all the Shares and unless within five (5) days after receipt by Investor of such second notice, HOH receives the written agreement to purchase ALL Shares in the first notice from the Investor and/or the other investors in Electropure, ALL Shares identified in the notice of intention to sell or transfer may be sold or transferred at any time within ninety (90) days after the date of such first notice by HOH, and Investor and all other investors in Electropure shall not have the right to purchase the Shares. If the proposed transferee fails to purchase such Shares according to these terms, within ninety
(90) days after the date of HOH's first notice, then the Investor must again be given the option to purchase such Shares in the manner set forth in this Section 3.

         4. TRANSFERS AND DELIVERY OF PURCHASE PRICE. The Shares shall be purchased by Investor within ten (10) days after HOH notifies Investor that Investor and other investors in Electropure have elected to purchase all the Shares offered in accordance with the terms, conditions and procedures set forth herein. By the close of business on such tenth day, HOH shall deliver to Investor, Stock Certificates for the Shares to be purchased by Investor upon delivery of the Purchase Price for such Shares being purchased by Investor. Payment shall be made by Investor by cash or a certified check payable to HOH.

         5. REPRESENTATIONS AND WARRANTIES BY HOH.

                  5.1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own or lease its properties and to carry on its business as now being conducted.

                  5.2. The Company has the power to enter into this Agreement, and this Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company.

                  5.3. The Shares, when issued, will be duly and validly authorized, fully paid and nonassessable.

         6. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor represents and warrants to HOH that:

                  6.1. The Shares will be acquired by Investor for investment for an indefinite period, for Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Investor will not have at the time of the purchase of any Shares a then present intention of selling, granting participation in, or otherwise distributing the same.
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                                                             EXHIBIT (F); PAGE 3



                  6.2. Investor understands that the Shares will not have been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from the registration provisions of the Act contained in
Section 4(2) thereof.

                  6.3. At the time of purchase of any of the Shares, Investors will (i) have adequate means of providing for his current needs and possible personal contingencies, (ii) have no need for liquidity in the investment in the Shares, (iii) be able to bear the substantial economic risks of an investment in the Shares for an indefinite period, (iv) be able to afford a complete loss of such investment, and (v) will not have an overall commitment to investments which are not readily marketable that is disproportionate to Investor's net worth, and the Investor's investment in the Shares will not cause such overall commitment to become excessive.

                  6.4. At the time of any purchase of the Shares, Investor will be an "accredited investor" (as set forth in Regulation D promulgated under the Act) and the undersigned's total investment in the Shares will not then exceed 10% of the Investor's net worth or joint net worth with the Investor's spouse.

                  6.5. Investor understands that the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act, or an exemption from such registration is available. Investor further understands that HOH is under no obligation to register the Shares on his behalf or to assist him in complying with any exemption from registration except as otherwise provided herein.

                  6.6. Investor agrees not to transfer the Shares without registering them under applicable federal or state securities laws unless the transfer is exempt from registration. Investor realizes that HOH may not allow a transfer of Shares unless the transferee is also an "accredited investor". Investor understands that legends will be placed on certificates representing the Shares, with respect to the above restrictions on resale or other disposition of the Shares and that stop transfer instructions have or will be placed with respect to the Shares so as to restrict the assignment, resale or other disposition thereof.

                  6.7. HOH will direct its transfer agent to place such a stop transfer order in its books respecting transfer of the Shares, and the certificate or certificates representing the Shares will bear the following legend or a legend substantially similar thereto:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF: (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THAT ACT, OR (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  6.8. Investor understands that Rule 144, promulgated by the Securities and Exchange Commission under the Act, is not currently available for sale of the Shares, and there is no assurance that it will be available at any particular time in the future. If and when Rule 144 is available for sale of the Shares, such sales in reliance upon Rule 144 may only be (i) in limited quantities after the securities have been held for two years after being sold by HOH or an affiliate of HOH, or (ii) in unlimited quantities by non-affiliates after the securities have been held for three years after being sold by HOH or an affiliate of HOH, in each case in accordance with the conditions of the Rule, all of which must be met (including the
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                                                             EXHIBIT (F); PAGE 4



requirement, if applicable, that adequate information concerning HOH is then available to the public). HOH has no obligation to supply the information required for sales under Rule 144.

                  6.9. Any notice to HOH provided under Section 5 hereof to purchase any Shares shall contain a current reaffirmation of the representations and warrants contained in this Section 6 as a condition to the purchase of any Shares.

         7. EXCEPTIONS. The Preferential Right set forth in Section I hereof to purchase Shares shall not apply to any sale of Shares not solely for cash and/or cancellation of indebtedness, to any sales to employees of HOH or any subsidiary, or to any merger, reorganization or acquisition involving HOH or sale of all or substantially all the assets of HOH.

         8. REGISTRATION RIGHTS. The Shares issued pursuant to this Agreement shall be subject to the same registration rights as provided for the "Warrant Shares" in Section (i) of the Warrant between the Company and the Investor dated June _, 1992. For purpose thereof, "Warrant Shares" in the Warrant shall refer to the Shares and the parties hereto shall have the same rights and duties regarding the Shares as provided in Section (j) as to the Warrant Shares.

         9. ENTIRE AGREEMENT. This Agreement and the Warrant Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter.

         10. AMENDMENT. This Agreement may not be amended except by written document executed by the parties.

         11. SUBJECT HEADINGS. Subject headings are included for convenience only and shall not be deemed part of this Agreement.

         12. SEVERABILITY. If any provision of this Agreement shall be held unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to effect the intent of the parties. The parties further agree to replace any such unenforceable provision with an enforceable provision (and to take such other action) which will achieve, to the extent possible, the purposes of the unenforceable provision.

         13. CHOICE OF LAW AND VENUE. This Agreement shall be governed by and construed under the laws of the State of California in force from time to time. Any proceeding arising out of this Agreement shall be brought in orange County, California.

         14. ATTORNEYS' FEES. In any action to enforce this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs, including, without limitation, attorneys' fees.

         15. ADDITIONAL DOCUMENTS. The parties agree to execute such additional documents and perform such other acts as may be necessary or appropriate to achieve the purposes of this Agreement.
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                                                             EXHIBIT (F); PAGE 5


         16. NON-WAIVER. No waiver by a party of any failure by the other party to keep any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provision.

         17. PARTIES BOUND. This Agreement is binding on and shall inure to the benefit of the parties and their respective successors, assigns, heirs, and legal representatives.

         18. NUMBER AND GENDER. Wherever required by the context hereof, the singular shall include the plural and vice versa, and the neuter gender shall include the masculine and feminine genders, and vice versa; the word "person" shall include a natural person and a corporation, partnership, firm or other form of association; the word "or" is not exclusive; and the words "herein," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context expressly requires otherwise.

         19. EXPENSES. HOH and Investor shall each be responsibl e for the payment of their own expenses incurred in connection with this Agreement and the transactions contemplated hereunder.

         20. JOINT PREPARATION. This Agreement shall be interpreted as if prepared jointly by the parties.

         21. SURVIVAL. The representations, warranties, covenants, and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

         22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         HOH:                                HOH WATER TECHNOLOGY CORPORATION


                                             By: /s/ CATHERINE PATTERSON
                                                ----------------------------
                                                     Catherine Patterson
                                                     Chief Financial Officer

                                             Address:

                                             P.O. Box 3613
                                             Laguna Hills, California 92654-3613


         Investor:                           /s/ RANDALL P. FRANK
                                             -----------------------
                                                 Randall P. Frank

                                             Address:

                                             320 Meadowood Court
                                             Pleasant Hill, CA 94523-3176